As filed with the Securities and Exchange Commission on June 29, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

THE FRONTIER FUND

(a Delaware Statutory Trust)

(Exact name of registrant as specified in its charter)

Delaware	6799	38-6815533
(State of organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Equinox Fund Management, LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

(303) 837-0600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard E. Bornhoft

President

Equinox Fund Management, LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

(303) 837-0600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael F. Griffin, Esq.

J.P. Bruynes, Esq.

Dorsey & Whitney LLP

250 Park Avenue

New York, New York 10177

(212) 415-9222

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-108397

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Balanced Series-1	220,000	$100	$22,000,000	$2,787.40
Balanced Series-2	55,000	$100	$5,500,000	$696.85
Graham Series-1	80,000	$100	$8,000,000	$1,013.60
Graham Series-2	20,000	$100	$2,000,000	$253.40
Beach Series-1	60,000	$100	$6,000,000	$760.20
Beach Series-2	15,000	$100	$1,500,000	$190.05
C-View Currency Series-2	5,000	$100	$500,000	$63.35
Dunn Series-2	5,000	$100	$500,000	$63.35
Total Units of Beneficial Interest	460,000	$100	$46,000,000	$5,828.20

(1)	2,500,000 units if beneficial interest in The Frontier Fund (the “Units”) were registered under Registration Statement No. 333-108397, in connection with which a filing fee of $27,095.00 was paid.

(2)	The amount of registration fee for each Series of Units is calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering amount described above. The amount of registration fee for the offering of each Series of Units submitted for registration has been calculated at a rate of $126.70 per million dollars of registered securities.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The Frontier Fund hereby incorporates by reference the contents of the Registration Statement on Form S-1 (File No. 333-108397) declared effective on February 5, 2004 and Post-Effective Amendment No. 2 to the Form S-1 declared effective on June 28, 2004 by the Securities and Exchange Commission, including all exhibits thereto in their entirety into this Registration Statement on Form S-1.

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of June, 2004.

THE FRONTIER FUND

By:	Equinox Fund Management. LLC
Managing Owner

By:	/s/ Richard E. Bornhoft
Richard E. Bornhoft
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the persons whose signatures appear below, in their capacities as directors or officers of Equinox Fund Management, LLC, the Managing Owner of the Registrant, on the dates indicated below.

Signature	Title	Date

/s/ Richard E. Bornhoft Richard E. Bornhoft	President, Chief Executive Officer and manager of Executive Committee	June 29, 2004

/s/ Ron S. Montano Ron S. Montano	Secretary and Chief Administration Officer	June 29, 2004

/s/ Brent Bales Brent Bales	Chief Accounting Officer	June 29, 2004

/s/ John C. Plimpton John C. Plimpton	Member of Executive Committee	June 29, 2004

/s/ John Zumbrunn John Zumbrunn	Member of Executive Committee	June 29, 2004

(Being the principal executive officer, the principal financial officer, the principal accounting officer and a majority of the members of the Executive Committee of Equinox Fund Management, LLC)

INDEX TO EXHIBITS

All exhibits filed with or incorporated by reference in Registration Statement No. 333-108397 are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement, except for the following, which are filed herewith.

EXHIBIT NUMBER	EXHIBITS

5.1	Opinion of Dorsey & Whitney LLP

5.2	Opinion of Richards, Layton & Finger, a Professional Association, as to legality and inter-Series liability

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Dorsey & Whitney LLP